Investor Relations Contact:	Media Contact:
Randy Scherago	Mark Brender
GeoEye	GeoEye
(703) 480-6325	(703) 480-9562
scherago.randy@geoeye.com	brender.mark@geoeye.com

GeoEye Announces $125 Million Senior Notes Offering
DULLES, Va. (Oct. 1, 2010) – GeoEye, Inc. (NASDAQ: GEOY), a leading provider of satellite and aerial-based geospatial information and services, announced today that it is commencing an underwritten offering of $125 million of senior secured notes due 2016 (“Notes”). The Notes will be senior secured obligations of GeoEye and will be secured on a second-priority basis by the assets of GeoEye and certain of its subsidiaries. The Notes will rank senior in right of payment to all existing and future subordinated debt of GeoEye.
GeoEye intends to use the net proceeds of this offering for general corporate purposes, which may include working capital, future production and services expansion, contingent capital expenditures and other strategic opportunities.
The offering of the Notes will be made pursuant to GeoEye’s registration statement filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.
J.P. Morgan Securities LLC, BofA Merrill Lynch and Deutsche Bank Securities Inc. will act as joint book-running managers for the offering. You may obtain a copy of the preliminary prospectus, and the final prospectus for the offering when available, from the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you these documents if you request them by contacting J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention: Prospectus Library.
About GeoEye
GeoEye, Inc. is an international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has over 500 employees, dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (http://www.geoeyefoundation.org). Additional information about GeoEye is available at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010 and June 30, 2010, which we filed with the SEC on May 10, 2010 and August 9, 2010, respectively. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.
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